UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition
On October 26, 2018, we issued a press release reporting our financial results for the three months ended September 30, 2018 (the “Press Release”). We will also host a conference call and webcast on October 26, 2018 during which we will make a presentation on our financial results for the three months ended September 30, 2018 (the “Presentation”). The Press Release and the Presentation are available on our website at http://investors.ryder.com

The Press Release includes information regarding non-GAAP financial measures, as defined by SEC regulations, as well as a reconciliation of each non-GAAP financial measure to the nearest GAAP measure in the tables following the press release. Set forth in the table below is an explanation of each non-GAAP financial measure and why management believes that presentation of each measure provides useful information to investors:

Operating Revenue Measures:
Operating Revenue FMS Operating Revenue DTS Operating Revenue SCS Operating Revenue FMS EBT as a % of FMS Operating Revenue DTS EBT as a % of DTS Operating Revenue SCS EBT as a % of SCS Operating Revenue
Operating revenue is defined as total revenue for Ryder System, Inc. or each business segment (FMS, DTS and SCS), respectively, excluding any (1) fuel and (2) subcontracted transportation. We believe operating revenue provides useful information to investors as we use it to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, DTS EBT and SCS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, DTS and SCS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers, which is impacted by fluctuations in market fuel prices, and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on trailing market fuel costs.

Subcontracted transportation: We also exclude subcontracted transportation from the calculation of our operating revenue measures, as these services are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our DTS and SCS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable earnings before income tax (EBT) Comparable earnings Comparable earnings per diluted common share (EPS) Comparable EPS Forecast Comparable Tax Rate
Comparable EBT, comparable earnings, comparable EPS, comparable EPS forecast and comparable tax rate are defined, respectively, as GAAP EBT, earnings, EPS, EPS forecast and effective tax rate, all from continuing operations, excluding (1) non-operating pension costs and (2) any other items that are not representative of our business operations. We believe these comparable earnings measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-Operating Pension Costs: Our comparable earnings measures exclude non-operating pension costs, which include the amortization of net actuarial loss, interest cost and expected return on plan assets components of pension and postretirement costs. We exclude non-operating pension costs because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Significant Items: Our comparable earnings measures also exclude other items that are not representative of our business operations. These other items vary from period to period and, in some periods, there may be no such items. In this reporting period and comparable periods, we exclude the following other significant items from our comparable earnings measures in this Form 8-K:

(1) Goodwill impairment: In the first quarter of 2018, we recorded an impairment charge for all goodwill in the FMS Europe reporting unit.

(2) Tax Reform-related and other tax adjustments: In the three and nine months ended September 30, 2018, we recorded Tax Reform-related professional fees and the net benefit of adjustments related to the Tax Reform one-time employee bonus accrued as of December 31, 2017. In the first quarter of 2018, we determined that certain uncertain tax positions should have been reversed in prior periods when the statutes of limitations expired and recorded a benefit to our provision for income taxes. In the second quarter of 2018, we also recorded an adjustment to increase the provisional estimate related to the one-time transition tax under Tax Reform and a deferred tax liability adjustment related to the prior provisional estimate from Tax Reform. In the second quarter of 2018, several states enacted changes to their tax systems, which decreased the provision for income taxes. In the third quarter of 2018, we recorded a tax benefit for an additional state law change and an additional benefit to our provision for income taxes. In the third quarter of 2017, the state of Illinois enacted changes to their tax system, which increased the provision for income taxes.

(3) Restructuring and other, net: In the second quarter of 2018, we committed to a plan to shutdown our Singapore business operations and recognized employee termination costs in third quarter of 2018 and the nine months ended September 30, 2018. In the three and nine months ended September 30, 2018, our results reflect acquisition transaction costs and restructuring charges. We also recorded restructuring and other charges, primarily related to professional fees and adjustments related to the restructuring accrual recorded as of December 31, 2017. During the three and nine months ended September 30, 2018, we realized restructuring credits related to the gains on sale of certain UK facilities that were closed as part of prior year restructuring activities. In the third quarter of 2017, we recorded consulting fees associated with a cost-savings program partially offset by restructuring credits related to the gains on sale of certain UK facilities realized during the second quarter of 2017.

(4) Operating tax adjustment: In the first quarter of 2017, we recorded a one-time charge related to operating tax expenses from prior periods that had not been recognized in prior period earnings.

(5) Pension settlement charge: In the third quarter of 2017, we recorded an estimated pension settlement charge for the exit from a U.S. multi-employer pension plan.

Calculation of Comparable Tax Rate: The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the statutory tax rates of the jurisdictions to which the non-GAAP adjustments relate.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization
Comparable EBITDA is defined as earnings from continuing operations, net of tax, first adjusted to exclude the following items, all from continuing operations: (1) non-operating pension costs and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods and are described under Comparable Earnings Measures above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) losses from used vehicle fair value adjustments and (5) amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by analysts, investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. In addition, we believe that the inclusion of comparable EBITDA provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Other companies may calculate comparable EBITDA differently; therefore, our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered as an alternative to earnings from continuing operations before income taxes or earnings from continuing operations determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.

Adjusted Return on Average Capital (ROC) Adjusted ROC Spread
Adjusted ROC: Adjusted ROC is defined as adjusted net earnings divided by average adjusted total capital and represents the rate of return generated by the capital deployed in our business.

The adjustments represent the comparable items described above which are excluded, as applicable, from the calculation of net earnings and average shareholder's equity (a component of average total capital).

Adjusted ROC Spread: Adjusted ROC spread is defined as the difference between adjusted ROC and the weighted average cost of capital.

We use adjusted ROC and adjusted ROC spread as internal measures of how effectively we use the capital invested (borrowed or owned) in our operations.

Cash Flow Measures:
Total Cash Generated Free Cash Flow Free Cash Flow Forecast
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated: Total cash generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, (3) collections on direct finance leases and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow: We refer to the net amount of cash generated from operating activities and investing activities (excluding changes in restricted cash and acquisitions) from continuing operations as “free cash flow”. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, (3) collections on direct finance leases and (4) other cash inflows from investing activities, less (5) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

Additional information regarding non-GAAP financial measures can be found in the Press Release and our most recent Form 10-K and Form 10-Q filed with the SEC.

Item 7.01 Regulation FD Disclosure

The Company is hosting a conference call and webcast on October 26, 2018 during which we will make a presentation on our financial results for the three months ended September 30, 2018 (the Presentation). The Presentation has been made available on our website at http://investors.ryder.com.

The information in this Report, including Exhibit 99.1 and 99.2, are being furnished pursuant to Item 2.02 and 7.01 of Form 8-K, respectively, and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.

Item 9.01(d) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

Exhibit 99.1	Press Release, dated October 26, 2018, relating to Ryder System, Inc.’s financial results for the three months ended September 30, 2018.
Exhibit 99.2	Presentation for Third Quarter 2018 Earnings Conference Call held on October 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2018	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Art A. Garcia
Art A. Garcia, Executive Vice President and Chief Financial Officer